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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use of our report dated January 24, 1997 (March 17, 1997 as to Notes 7 and 13) on the consolidated balance sheets of California Commercial Bankshares and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996 (such consolidated financial statements are not included herein), in Form 8-K of Western Bancorp (formerly Monarch Bancorp) dated October 23, 1997.

                                          DELOITTE & TOUCHE LLP

Los Angeles, California
October 23, 1997